SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2003

CompuMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14210	95-2860434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 W. Century Blvd, Suite 1285, Los Angeles, California		90045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 258-5000

Item 4.    Changes in Registrant’s Certifying Accountant

On August 20, 2003, Ernst & Young LLP (“Ernst”) resigned as CompuMed, Inc.’s (the “Company”) independent public accountants. Ernst’s reports on the financial statements of the Company for the two most recent fiscal years ended September 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended September 30, 2002 and the subsequent interim periods through June 30, 2003, there were no disagreements between the Company and Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Ernst with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Ernst’s letter regarding the change in certifying accountant.

Exhibit Index

(16.1) Letter of Ernst & Young LLP regarding change in certifying accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CompuMed, Inc.

	By:	/s/ JOHN G. MCLAUGHLIN

John G. McLaughlin
President and Chief Executive Officer

Date: August 25, 2003